UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013 (March 5, 2013)

EMPEIRIA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54417 (Commission File Number)	27-5079295 (IRS Employer Identification No.)

142 W. 57th Street, 12th Floor New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-1150

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant

In a Current Report on Form 8-K filed on February 14, 2013 with the Securities and Exchange Commission, Empeiria Acquisition Corp. (the “Company”) announced that the Audit Committee of the Company had approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, subject to the execution of an engagement letter. On March 5, 2013, the Company formally engaged PwC as the Company’s independent registered public accounting firm.

During the period from January 24, 2011 (date of inception) to December 31, 2012 and through the filing date of this report, neither the Company nor anyone acting on its behalf consulted with PwC with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (b) any other matter that was the subject of a disagreement or reportable event as defined in applicable federal securities regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2013	Empeiria Acquisition Corp.

	By:	/s/ N. Michael Dion
		Name:	N. Michael Dion
		Title:	Chief Financial Officer